Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Annual Report on Form 10-K for the period ended September 30, 2007 (the “Report”) by EZCORP, Inc. (“Registrant”), the undersigned hereby certifies that:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of      Registrant.
Date: December 13, 2007

/s/ Joseph L. Rotunda

Joseph L. Rotunda
President, Chief Executive Officer
& Director